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                                                                    EXHIBIT 99.1

                         CC MASTER CREDIT CARD TRUST II
                      Excess Spread Analysis - April 2001


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Series                                   1995-A            1995-C             1996-A            1996-C             1998-A
Deal Size                                $400 MM           $400 MM          $407.25 MM         $271.50 MM         $600 MM
Expected Maturity                       08/15/02          02/18/03           11/15/01          02/16/04           09/15/03
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

Yield                                   20.68%             20.68%            20.68%             20.68%            20.68%
Less:    Coupon                          5.28%              5.29%             5.27%              5.26%             5.29%
         Servicing Fee                   1.50%              1.50%             1.50%              1.50%             1.50%
         Net Credit Losses               8.84%              8.84%             8.84%              8.84%             8.84%
Excess Spread:
         April-01                        5.05%              5.04%             5.06%              5.08%             5.05%
         March-01                        6.17%              6.16%             6.18%              6.19%             6.16%
         February-01                     2.62%              2.60%             2.62%              2.64%             2.61%
Three month Average Excess Spread        4.61%              4.60%             4.62%              4.63%             4.61%

Delinquency:
         30 to 59 days                   2.13%              2.13%             2.13%              2.13%             2.13%
         60 to 89 days                   1.58%              1.58%             1.58%              1.58%             1.58%
         90 + days                       3.31%              3.31%             3.31%              3.31%             3.31%
         Total                           7.03%              7.03%             7.03%              7.03%             7.03%

Payment Rate                            13.55%             13.55%            13.55%             13.55%            13.55%

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